Exhibit 5.1

Nicole C. Brookshire
T: +1 212 479 6157
nbrookshire@cooley.com

November 2, 2021
Allbirds, Inc.
730 Montgomery Street
San Francisco, CA 94111
Ladies and Gentlemen:
We have acted as counsel to Allbirds, Inc., a Delaware public benefit corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the registration for resale of up to 7,672,080 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value (“Class A Common Stock”), on behalf of selling stockholders described in the prospectus (the “Prospectus”) included in the Registration Statement, including Shares issuable upon conversion of shares of the Company’s Class B Common Stock, $0.0001 par value (“Class B Common Stock”), of which certain shares of Class B Common Stock are issuable upon exercise of outstanding stock options (the “Options”) currently held by certain of the selling stockholders.
In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is to be in effect upon the closing of the Company’s initial public offering, in the forms filed as Exhibits 3.3 and 3.4, respectively, to the Company’s registration statement (No. 333-259188) on Form S-1, (d) the employee benefit plans pursuant to which the Shares were or may be issued, and (e) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
We express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities of the Company, including the Shares issuable upon conversion of the shares of Class B Common Stock issuable upon exercise of the Options, could cause the Options to be exercisable for more shares of Class A Common Stock than the number that then remain authorized but unissued.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable, except with respect to Shares to be acquired by certain selling stockholders (a) upon the exercise of the Options and full payment of the exercise price pursuant to the terms of the applicable Options and the conversion of the shares of Class B Common
Cooley LLP   55 Hudson Yards   New York, NY   10001-2157
t: +1 212 479 6000  f: +1 212 479 6275  cooley.com

Allbirds, Inc. November 2, 2021 Page 2
Stock issuable upon exercise thereof into Class A Common Stock and (b) upon conversion of shares of Class B Common Stock, which Shares will be validly issued, fully paid and nonassessable upon such exercise and/or conversion, as applicable.
Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.
Cooley LLP   55 Hudson Yards   New York, NY   10001-2157
t: +1 212 479 6000  f: +1 212 479 6275  cooley.com

Allbirds, Inc. November 2, 2021 Page 3
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Sincerely,

Cooley LLP

By:	/s/ Nicole C. Brookshire
Nicole C. Brookshire
Cooley LLP   55 Hudson Yards   New York, NY   10001-2157
t: +1 212 479 6000  f: +1 212 479 6275  cooley.com